SECURITIES AND EXCHANGE COMMISSION


                          Washington, D.C. 20549


                                 Form 8-K


                    Pursuant to Section 13 or 15(d) of
                    the Securities Exchange Act of 1934



                             December 4, 1996




                         AMBER RESOURCES COMPANY

          (Exact name of registrant as specified in its charter)




 Delaware                 0-8874              84-0750506
(State of              Commission          (I.R.S. Employer
Incorporation)          File No.          Identification No.)


        Suite 3310
        555 17th Street
        Denver, Colorado                        80202
(Address of principal executive offices)      (Zip Code)


      Registrant's telephone number, including area code:
                        (303) 293-9133


ITEM 5.    OTHER EVENTS.

     A. On December 4, 1996 the Registrant's Board of Directors adopted the Amber Resources Company 1996 Incentive Plan, a copy of which is attached hereto as Exhibit 99.1.

     B. On December 4, 1996, the Registrant's Board of Directors appointed Jerrie F. Eckelberger as a director of the Company to serve until the next meeting of the registrant's shareholders. Mr. Eckelberger was also appointed, along with director Terry D. Enright, to serve as the compensation and audit committee members and to serve as the Incentive Plan Committee for the Amber Resources Company 1996 Incentive Plan. A brief biography of Mr. Eckelberger is attached hereto as Exhibit 99.2.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

     99.1 Amber Resources Company 1996 Incentive Plan.

     99.2 Biography of Jerrie F. Eckelberger, director.

     Pursuant to the requirements of the Securities and Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              AMBER RESOURCES COMPANY
                              (Registrant)


Date:  December 4, 1996       By:  S/Aleron H. Larson, Jr.
                                   Aleron H. Larson, Jr.
                                   Chairman/C.E.O.

                             INDEX TO EXHIBITS

(1)  Underwriting Agreement.  Not applicable.

(2)  Plan of Acquisition, Reorganization, Arrangement,
Liquidation or Succession.  Not applicable.

(3)  (i)  Articles of Incorporation. Not applicable.
     (ii) Bylaws. Not applicable.

(4) Instruments Defining the Rights of Security Holders, including Indentures. Not applicable.

(5)  Opinion: re: Legality.  Not applicable.

(6)  Opinion: Discount on Capital Shares.  Not applicable.

(7)  Opinion: re: Liquidation Preference. Not Applicable.

(8)  Opinion: re: Tax Matters.  Not Applicable.

(9)  Voting Trust Agreement.  Not Applicable.

(10) Material Contracts. Not Applicable.

(11) Statement re: Computation of Per Share Earnings.
      Not Applicable.

(12) Statement re: Computation of Ratios.  Not Applicable.

(13) Annual Report to Security Holders, etc. Not Applicable.

(14) Material Foreign Patents.  Not Applicable.

(15) Letter re: Unaudited Interim Financial Information.
     Not Applicable.

(16) Letter re: Change in Certifying Accountant.
     Not applicable.

(17) Letter re: Director Resignation.  Not applicable.

(18) Letter re: Change in Accounting Principles.  Not Applicable.

(19) Report Furnished to Security Holders.  Not Applicable.

(20) Other Documents or Statements to Security Holders.
     Not applicable.

(21) Subsidiaries of the Registrant.  Not Applicable.

(22) Published Report Regarding Matters Submitted to Vote of
Security Holders.  Not Applicable.

(23) Consents of Experts and Counsel.  Not applicable.

(24) Power of Attorney. Not applicable.

(25) Statement of Eligibility of Trustee.  Not Applicable.

(26) Invitations for Competitive Bids.  Not Applicable.

(27) Financial Data Schedule.  Not Applicable.

(99) Additional Exhibits.
     99.1 Amber Resources Company 1996 Incentive Plan.
     99.2 Biography of Jerrie F. Eckelberger, director.